                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                  :         No. 95-14545
                                   :         Section A
HARRAH'S JAZZ COMPANY,             :
                                   :         JOINTLY ADMINISTERED
                    Debtor.        :         WITH
-----------------------------------:
                                   :
In the Matter of:                  :         No. 95-14544
                                   :         Section A
HARRAH'S JAZZ FINANCE CORP.,       :
                                   :         Chapter 11
                    Debtor.        :         Reorganization
-----------------------------------:
                                   :
In the Matter of :                 :         No. 95-14871
                                   :         Section A
HARRAH'S NEW ORLEANS               :
INVESTMENT COMPANY,                :         Chapter 11
                                   :         Reorganization
                    Debtor.        :
-----------------------------------:

                                     NOTICE

     The United States Bankruptcy Court for the Eastern District of Louisiana ("Court") has entered an Order approving the adequacy of the Debtors' Third Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated as of February 26, 1997 (as amended, the "Disclosure Statement"), referring to the Third Amended Joint Plan Of Reorganization Under Chapter 11 Of the Bankruptcy Code dated as of February 26, 1997 (as amended, the "Plan"), proposed by the above-captioned debtors (the "Debtors") and Harrah's Entertainment, Inc.

     NOTICE IS HEREBY GIVEN THAT:

     A. APRIL 1, 1997 is fixed as the last date for owners of 14 1/4% First Mortgage Notes due 2001 issued by Harrah's Jazz Company and Harrah's Jazz Finance Corp. (the "Notes") to file proofs of claim BASED UPON ANY CLAIMS OTHER THAN CLAIMS FOR PRINCIPAL AND INTEREST DUE UNDER THE NOTES. Any such proofs of claims must be filed with the Clerk of the Court, Room 601, Hale Boggs Federal Building, 501 Magazine Street, New Orleans, Louisiana 70130, and served on Jenner & Block at the address below, by this date. Owners of Notes should NOT file proofs of claim for principal and interest due under the Notes; proofs of claim for principal and interest due under the Notes already have been filed by the indenture trustee for the Notes.

     B. APRIL 7, 1997 is fixed as the last date for filing written acceptances or rejections of the Plan.

     C. The hearing on confirmation of the Plan ("Confirmation Hearing") shall commence on APRIL 14, 1997 at 10:00 a.m. before the Hon. Thomas M. Brahney, III, 7th Floor, Hale Boggs Federal Building, 501 Magazine Street, New Orleans, Louisiana, and may be continued from time to time and day to day by oral announcement in open court without further written notice. At the Confirmation Hearing, the Debtors will request that the Court approve the Plan and consider all matters pertinent to confirmation of the Plan, including (but not limited to):

     1. A finding that the Plan complies with the applicable provisions of the Bankruptcy Code, has been proposed in good faith and not by any means forbidden by law, and satisfies all of the requirements of Section 1129 of the Bankruptcy Code;

     2. The approval of the transfer of all of the Debtors' interests in property to Jazz Casino Corporation ("JCC"), a new entity formed in accordance with the Plan, free and clear of all liens, encumbrances and other interests to the extent provided for in the Plan;

     3. The approval of financing for the Debtors' plan of reorganization, including a determination that all secured borrowings are authorized under the Plan and that all entities receiving liens and encumbrances on the property transferred by the Debtors to JCC under the Plan acted in good faith and are entitled to the protections afforded by Section 364(e) of the Bankruptcy Code;

     4. A determination that all compromises provided for in the Plan are fair, reasonable and in the best interests of the Debtors and their respective bankruptcy estates; and

     5. A determination that the Plan is feasible in all respects, including but not limited to findings that all leases, contracts, zoning ordinances, variances and other agreements, licenses, rights and privileges involving the Debtors or JCC and the City of New Orleans, the State of Louisiana, and all other governmental agencies, subdivisions and authorities are constitutional, valid and binding obligations, in full force and effect and legally enforceable as of the effective date of the Plan, to the extent that such obligations are necessary and integral to transactions and undertakings contemplated under the Plan.

     D. APRIL 2, 1997 is fixed as the last date for filing and serving pursuant to Fed. R. Bankr. P. 3020(b)(1) written objections to confirmation of the Plan. All objections to confirmation shall be served upon the following parties so as to be received by 5:00 p.m. C.S.T. on such date:


Daniel R. Murray                   William H. Patrick, III                     Edward M. Heller, Esq.
Jenner & Block                     A Professional Corporation                  Bronfin & Heller
One IBM Plaza                      10636 Linkwood Court                        650 Poydras Street, Suite 2500
Chicago, IL 60611                  Baton Rouge, LA 70810                       New Orleans, LA 70130
Fax: (312) 527-0484                Fax: (504) 769-0010                         Fax: (504) 522-0949

Robert J. Rosenberg, Esq.          Joseph E. Friend, Esq.                      Rudy J. Cerone, Esq.
Latham & Watkins                   Breazeale, Sachse & Wilson, L.L.P.          McGlinchey Stafford Lang
885 Third Avenue                   LL & E Tower, Suite 2400                    643 Magazine Street
New York, NY 10022                 909 Poydras St.                             New Orleans, LA  70130
Fax: (212) 751-4864                New Orleans, LA  70112-0500                 Fax: (504) 596-2847
                                   Fax: (504) 582-1164

Bruce R. Zirinsky, Esq.            William Steffes, Esq.                       Diana Rachel, Esq.
Weil Gotshal & Manges              Steffes & Macmurdo, LLP                     Office of the United States Trustee
767 Fifth Avenue                   2237 Acadian Highway                        400 Poydras Street
New York, NY  10153-0001           Suite 600                                   Suite 2110
Fax: (213) 310-8007                Baton Rouge, LA 70808                       New Orleans, LA 70130
                                   Fax: (504) 927-2189                         Fax: (504) 589-4096

     E. Notwithstanding paragraph B above, the ballots of bondholders electing to release and assign claims as provided for in the Plan may continue to be accepted by the balloting agent beyond April 7, 1997 and tabulated solely for purposes of effectuating such releases and assignments of claims (but not for purposes of voting on the Plan), through the conclusion of the Confirmation Hearing.

     F. In accordance with Section 1127 of the Bankruptcy Code the Plan may be modified at or prior to the Confirmation Hearing to accommodate objections thereto. At the Confirmation Hearing, the Court may enter such orders as it deems appropriate under applicable law and as required under the circumstances of the Debtors' Chapter 11 cases.

Dated: February 28, 1997

Daniel R. Murray              William H. Patrick, III
JENNER & BLOCK                WILLIAM H. PATRICK III, a
One IBM Plaza                 Professional Law Corporation
Chicago, IL 60611             10636 Linkwood Drive
                              Baton Rouge, LA 70810

Counsel for Harrah's Jazz Company and Harrah's Jazz Finance Corp.

Edward M. Heller, Esq.        Robert J. Rosenberg, Esq.
BRONFIN & HELLER              LATHAM & WATKINS
650 Poydras St., Suite 2500   885 Third Avenue
New Orleans, LA 70130         New York, NY 10022

Counsel for Harrah's New      Counsel for Harrah's
Orleans Investment Company    Entertainment, Inc.

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                  :         No. 95-14545
                                   :         Section A
HARRAH'S JAZZ COMPANY,             :
                                   :         JOINTLY ADMINISTERED
                    Debtor.        :         WITH
-----------------------------------:
                                   :
In the Matter of:                  :         No. 95-14544
                                   :         Section A
HARRAH'S JAZZ FINANCE CORP.,       :
                                   :         Chapter 11
                    Debtor.        :         Reorganization
-----------------------------------:
                                   :
In the Matter of:                  :         No. 95-14871
                                   :         Section A
HARRAH'S NEW ORLEANS               :
INVESTMENT COMPANY,                :         Chapter 11
                                   :         Reorganization
                    Debtor.        :
-----------------------------------:

                                     NOTICE

     The United States Bankruptcy Court for the Eastern District of Louisiana ("Court") has entered an Order approving the adequacy of the Debtors' Third Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated as February 26, 1997 (as amended, the "Disclosure Statement"), referring to the Third Amended Joint Plan Of Reorganization Under Chapter 11 Of the Bankruptcy Code dated as of February 26, 1997 (as amended, the "Plan"), proposed by the above-captioned debtors (the "Debtors") and Harrah's Entertainment, Inc.

     NOTICE IS HEREBY GIVEN THAT:

     A. APRIL 7, 1997 is fixed as the last date for filing written acceptances or rejections of the Plan.

     B. The hearing on confirmation of the Plan ("Confirmation Hearing") shall commence on APRIL 14, 1997 at 10:00 a.m. before the Hon. Thomas M. Brahney, III, 7th Floor, Hale Boggs Federal Building, 501 Magazine Street, New Orleans, Louisiana, and may be continued from time to time and day to day by oral announcement in open court without further written notice. At the Confirmation Hearing, the Debtors will request that the Court approve the Plan and consider all matters pertinent to confirmation and consummation of the Plan, including (but not limited to):

     1. A finding that the Plan complies with the applicable provisions of the Bankruptcy Code, has been proposed in good faith and not by any means forbidden by law, and satisfies all of the requirements of Section 1129 of the Bankruptcy Code;

     2. The approval of the transfer of all of the Debtors' interests in property to Jazz Casino Corporation ("JCC"), a new entity formed in accordance with the Plan, free and clear of all liens, encumbrances and other interests to the extent provided for in the Plan;

     3. The approval of financing for the Debtors' plan of reorganization, including a determination that all secured borrowings are authorized under the Plan and that all entities receiving liens and encumbrances on the property transferred by the Debtors to JCC under the Plan acted in good faith and are entitled to the protections afforded by Section 364(e) of the Bankruptcy Code;

     4. A determination that all compromises provided for in the Plan are fair, reasonable and in the best interests of the Debtors and their respective bankruptcy estates; and

     5. A determination that the Plan is feasible in all respects, including but not limited to findings that all leases, contracts, zoning ordinances, variances and other agreements, licenses, rights and privileges involving the Debtors or JCC and the City of New Orleans, the State of Louisiana, and all other governmental agencies, subdivisions and authorities are constitutional, valid and binding obligations, in full force and effect and legally enforceable as of the effective date of the Plan, to the extent that such obligations are necessary and integral to transactions and undertakings contemplated under the Plan.

     C. APRIL 2, 1997 is fixed as the last date for filing and serving pursuant to Fed. R. Bankr. P. 3020(b)(1) written objections to confirmation of the Plan. All objections to confirmation shall be served upon the following parties so as to be received by 5:00 p.m. C.S.T. on such date:


Daniel R. Murray                   William H. Patrick, III                     Edward M. Heller, Esq.
Jenner & Block                     A Professional Corporation                  Bronfin & Heller
One IBM Plaza                      10636 Linkwood Court                        650 Poydras Street, Suite 2500
Chicago, IL 60611                  Baton Rouge, LA 70810                       New Orleans, LA 70130
Fax: (312)527-0484                 Fax: (504)769-0010                          Fax: (504)522-0949

Robert J. Rosenberg, Esq.          Joseph E. Friend, Esq.                      Rudy J. Cerone, Esq.
Latham & Watkins                   Breazcale, Sachse & Wilson, L.L.P.          McGlinchey Stafford Lang
885 Third Avenue                   LL & E Tower, Suite 2400                    643 Magazine Street
New York, NY 10022                 909 Poydras St.                             New Orleans, LA 70130
Fax: (212)751-4864                 New Orleans, LA 70112-0500                  Fax: (504)596-2847
                                   Fax: (504)582-1164

Bruce R. Zirinsky, Esq.            William Steffes, Esq.                       Diana Rachel, Esq.
Weil Gotshal & Manges              Steffes & Macmurdo, LLP                     Office of the United States Trustee
767 Fifth Avenue                   2237 Acadian Highway                        400 Poydras Street
New York, NY 10153-0001            Suite 600                                   Suite 2110
Fax: (213)310-8007                 Baton Rouge, LA 70808                       New Orleans, LA 70130
                                   Fax: (504)927-2189                          Fax: (504)589-4096

     D. In accordance with Section 1127 of the Bankruptcy Code, the Plan may be modified at or prior to the Confirmation Hearing to accommodate objections thereto. At the Confirmation Hearing, the Court may enter such orders as it deems appropriate under applicable law and as required under the circumstances of the Debtors' Chapter 11 cases.

Dated: February 28, 1997

Daniel R. Murray              William H. Patrick, III
JENNER & BLOCK                WILLIAM H. PATRICK III, a
One IBM Plaza                 Professional Law Corporation
Chicago, IL 60611             10636 Linkwood Drive
                              Baton Rouge, LA 70810

Counsel for Harrah's Jazz Company and Harrah's Jazz Finance Corp.

Edward M. Heller, Esq.        Robert J. Rosenberg, Esq.
BRONFIN & HELLER              LATHAM & WATKINS
650 Poydras St., Suite 2500   885 Third Avenue
New Orleans, LA 70130         New York, NY 10022

Counsel for Harrah's New      Counsel for Harrah's
Orleans Investment Company    Entertainment, Inc.